EXHIBIT 10.3

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION FOR NON-PUBLIC OFFERINGS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED UNLESS IT IS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Warrant No.: B-[__]

Issuance Date: [________], 2005

UNITED ENERGY CORP.

MARCH 2005 SERIES B

PURCHASE WARRANT

WARRANT (“WARRANT”) TO PURCHASE SHARES OF

COMMON STOCK, $0.01 PAR VALUE PER SHARE

This is to certify that, FOR VALUE RECEIVED, [_____________________] (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from United Energy Corp., a corporation organized under the laws of Nevada (“Company”), at any time and from time to time commencing from the Issuance Date (“Exercise Date”), but not later than 5:00 P.M., Eastern time, on the fifth (5th) anniversary of the Issuance Date (“Expiration Date”), a total of [__________________] shares (“Warrant Shares”) of Common Stock, $0.01 par value (“Common Stock”) of the Company, at an initial exercise price per share of [One Dollar and Fifty Cents ($1.50)] [subject to adjustment as provided in Section 4.2(a)(ii) of the Securities Purchase Agreement]. The exercise price in effect from time to time is hereafter called the “Warrant Price”. The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

This Warrant has been issued pursuant to the terms of the Securities Purchase Agreement (“Purchase Agreement”) dated March 18, 2005 between the Company and the Warrantholder. Capitalized terms used herein and not defined shall have the meaning specified in the Purchase Agreement.

Section 1.   Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

Section 2.                Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act or an exemption from registration thereunder. Subject to such restrictions, the Company shall transfer this Warrant from time to time, upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer properly endorsed or accompanied by appropriate instructions for transfer upon any such transfer, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 3.                (a) Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time and from time to time on and after the Exercise Date and ending on the Expiration Date, upon surrender of the original of this Warrant, together with delivery of the duly executed Warrant exercise form attached hereto (the “Exercise Agreement”) (which may be by fax), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Warrant Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder’s designee, as the record owner of such shares, as of the close of business on the date on which the completed Exercise Agreement and original of this Warrant shall have been delivered to the Company (or such later date as may be specified in the Exercise Agreement). Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding two (2) Business Days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall (subject to Section 3(b) below), at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. In lieu of delivering physical certificates representing the shares of Common Stock issuable upon exercise of this Warrant, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program and such certificates can be issued without restrictive legends in accordance with applicable securities laws, upon request of the Warrantholder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon exercise to the Warrantholder (or its designee), by crediting the account of the Warrantholder’s (or such designee’s) prime broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).

(b) If the Company shall fail for any reason or for no reason (other than by reason of a failure, breach or omission on the part of the Warrantholder) to issue to the Warrantholder within three (3) Business Days after the warrant has been exercised, a certificate for the number of shares of Common Stock to which the Warrantholder is entitled or to credit such holder’s designee's balance account with DTC, in accordance with Section 3(a) hereof, for such number of shares of Common Stock to which the holder is entitled upon the Warrantholder's exercise of this Warrant, the Company shall, in addition to any other remedies under this Warrant or otherwise available to such holder, pay as additional damages in cash to such holder on each day such exercise is not timely effected an amount equal to 5.0% multiplied by the product of (I) the sum of the number of shares of Common Stock not issued to such holder and to which such holder is entitled and (II) the excess of the Closing Sale Price of the Common Stock as of the exercise date over the Warrant Exercise Price then in effect.

(c) the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Warrant Price for the Warrant Shares specified in the Exercise Agreement, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the Closing Sale Price of the Common Stock on the trading day immediately preceding the date of the Exercise Agreement.

C= the Warrant Price then in effect at the time of such exercise.

Section 4.                Compliance with the Securities Act of 1933. Neither this Warrant nor the Common Stock issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered or sold except as provided in this Warrant and in conformity with the Securities Act, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section 4 with respect to any resale or other disposition of such security. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant until the Warrant Shares have been registered for resale under the Registration Rights Agreement or until Rule 144 is available, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5.                Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued. The holder shall be responsible for income taxes due under federal or state law, if any such tax is due.

Section 6.                Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if reasonably requested by the Company.

Section 7.                Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant in full (without regard to any restrictions on beneficial ownership contained herein), and the transfer agent for the Common Stock, including every subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of any of the right of purchase aforesaid (“Transfer Agent”), shall be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be requisite for such purpose. The Company agrees that all Warrant Shares issued upon exercise of the Warrant in accordance with its terms shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company. The Company will keep a conformed copy of this Warrant on file with its Transfer Agent. The Company will supply from time to time the Transfer Agent with duly executed stock certificates required to honor the outstanding Warrant.

Section 8.                Warrant Price. The Warrant Price, subject to adjustment as provided in Section 9, shall, if payment is made in cash or by certified check, be payable in lawful money of the United States of America.

Section 9. Adjustment of Warrant Exercise Price and Number Of Shares. The Warrant Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

a.                 Adjustment of Warrant Price. If and whenever on or after the Issuance Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but with the exception of Excluded Issuances) for a consideration per share less than a price (the “Applicable Price”) equal to the Warrant Price in effect immediately prior to such issuance or sale, then concurrent with such issue or sale, the Warrant Price then in effect shall be reduced to a price equal to such consideration per share. Upon each such adjustment of the Warrant Price hereunder, the number of shares of Common Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

b.                 Effect on Warrant Exercise Price. For purposes of determining the adjusted Warrant Price under Section 9(a) above, the following shall be applicable:

(i)                Issuance of Options. If the Company in any manner grants any Options (other than Excluded Issuances) and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 9(b)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Warrant Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

(ii)               Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities (other than Excluded Issuances) and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 9(b)(ii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exchange or exercise of such Convertible Security. No further adjustment of the Warrant Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Warrant Price had been or are to be made pursuant to other provisions of this Section 9(b), no further adjustment of the Warrant Price shall be made by reason of such issue or sale.

(iii)              Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time (other than Excluded Issuances, in each case), the Warrant Price in effect at the time of such change shall be adjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock acquirable hereunder shall be correspondingly readjusted. For purposes of this Section 9(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon conversion, exchange or exercise thereof shall be deemed to have been issued as of the date of such change.

(iv)           Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be equal to the arithmetic average of the Closing Sale Prices of such marketable securities for the ten (10) consecutive trading days immediately preceding the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of a majority of the Preferred Shares then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of a majority of the Preferred Shares then outstanding. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by the Company and the holders of the Preferred Shares.

(v)            No adjustment pursuant to this Section 9(b) shall be made if such adjustment would result in an increase of the Warrant Price then in effect.

c.	Certain Events.

(i)             If the Company or any of its subsidiaries shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its capital stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event. Such adjustment shall be made successively whenever any event listed above shall occur.

(ii)               If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitations, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Warrant. The provisions of this paragraph (ii) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(iii)              In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets or subscription rights or warrants, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Closing Sale Price of Common Stock on such record date, less the fair market value (on a per share basis) (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Closing Sale Price of Common Stock on such record date. Such adjustment shall be made successively whenever such a record date is fixed.

(iv)              In the event that, as a result of an adjustment made pursuant to Section 9(c), the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

(v)               In the event of any adjustment pursuant to this Section 9(c) in the number of Warrant Shares issuable hereunder upon exercise, the Warrant Price shall be inversely proportionately increased or decreased, as the case may be, such that the aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same. Similarly, in the event of any adjustment in the Warrant Price, the number of Warrant Shares issuable hereunder upon exercise shall be inversely proportionately increased or decreased, as the case may be, such that the aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same.

Section 10. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon the exercise of the Warrant (or specified portions thereof), the Company shall round such calculation to the nearest whole number and disregard the fraction.

Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 12.              Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall forthwith give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In the event of a dispute with respect to any such calculation, the certificate of the Company’s independent certified public accountants shall be conclusive evidence of the correctness of any computation made, absent manifest error. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment. At the Warrantholder’s request, the Company shall deliver to the Warrantholder as of a requested date a notice specifying the Warrant Price and the number of Warrant Shares into which this Warrant is exercisable as of such date.

Section 13.              Identity of Transfer Agent. The Transfer Agent for the Common Stock is Interstate Transfer Company. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will fax to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 14.              Notices. Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if delivered personally or by facsimile or if sent by an internationally recognized courier, addressed as follows:

If to the Company:

United Energy Corporation

600 Meadowlands Parkway

No. 20

Secaucus, New Jersey 07094

Att: Brian F. King, Chief Executive Officer

With a copy to:

Greenbaum, Rowe, Smith & Davis, LLP

99 Wood Avenue South

P.O. Box 5600

Woodbridge, New Jersey 07095

Att: W Raymond Felton, Esq.

If to the Purchasers, to the addresses set forth on the

signature pages hereto.

With a copy to:

Silverman Sclar Shin & Byrne PLLC

381 Park Avenue South, Suite 1601

New York, New York 10016

Attn: Peter R. Silverman, Esq.

or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 14.

Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if personally delivered or if sent by an internationally recognized courier service by overnight or two-day service, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 14.

All such notices, requests, demands, directions and other communications shall, when sent by courier, be effective two (2) days after delivery to such courier as provided and addressed as aforesaid. All faxes shall be effective upon receipt.

Section 15.              Registration Rights. The initial holder of this Warrant is entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the Registration Rights Agreement.

Section 16.              Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 17.              Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York, without giving effect to its conflict of law principles, and for all purposes shall be construed in accordance with the laws of said State.

Section 18.              Exercise Limitations. Notwithstanding anything to the contrary contained herein, in no event shall the Warrantholder be entitled to exercise this Warrant for a number of Warrant Shares in excess of the number of Warrant Shares, which upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by such holder and its affiliates to exceed 9.99% of the outstanding shares of Common Stock following such exercise. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable (i) upon exercise of the remaining unexercised Warrant beneficially owned by such holder and its affiliates and (ii) upon conversion or exercise of the unconverted or unexercised portion of any other securities of the Company beneficially owned by such holder and its affiliates subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph. Except as set forth in the preceding sentence, for purposes of this paragraph beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this paragraph, in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any holder, the Company shall within one (1) Business Day confirm orally and in writing to any such holder the number of shares Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrant, by such holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

Section 19.              Replacement Warrants. The Company agrees that within five (5) Business Days after any request from time to time of the Warrantholder, it shall deliver to such holder a new Warrant in substitution of this Warrant which is identical in all respects except that the then Warrant Price shall be appropriately specified in the Warrant, and the Warrant shall specify the fixed number of Warrant Shares into which this Warrant is then exercisable. Such changes are intended not as amendments to the Warrant but only as clarification of the foregoing numbers for convenience purposes, and such changes shall not affect any provisions concerning adjustments to the Warrant Price or number of Warrant Shares contained herein.

Section 20.              Absolute Obligation to Issue Warrant Shares. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the holder hereof to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder hereof or any other Person of any obligation to the Company or any violation or alleged violation of law by the holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the holder hereof in connection with the issuance of Warrant Shares. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

Section 21.              Assignment. This Warrant and the rights granted hereunder shall be assignable by the Warrantholder without the consent of the Company.

Section 22. Judicial Proceedings. Any legal action, suit or proceeding brought against the Company with respect to this Warrant may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and by execution and delivery of this Warrant, the Company hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court. The Company hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in Section 14, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section. The Company irrevocably submits to the exclusive jurisdiction of the aforementioned courts in such action, suit or proceeding.

Section 23. DEFINITIONS: The following words and terms as used in this Warrant shall have the following meanings:

(i)                “Approved Stock Plan” means any employee benefit plan, stock incentive plan or other similar plan or arrangement which has been approved by the Board of Directors of the Company or a duly authorized committee thereof, pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company.

(ii)               “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(iii)            “Closing Sale Price” means, for any security, the closing sale price per such security as reported by the Principal Market on the trading day immediately preceding the date on which such value is being determined.

(iv)              “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(v)               “Excluded Issuances” means (A) provided such security is issued at a price which is greater than or equal to the greater of (a) 90% of the Applicable Price or (b) the arithmetic average of the Closing Sale Prices of the Common Stock for the ten (10) consecutive trading days immediately preceding the date of issuance, any of the following (i) any issuance by the Company of securities in connection with a strategic partnership or a joint venture (the primary purpose of which is not to raise equity capital) and (ii) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity, (B) any warrants or options outstanding as of the Issuance Date which have not been modified or amended since the Issuance Date and (C) options to purchase shares of Common Stock, provided (I) such options are issued after the Issuance Date to employees of the Company within 30 days of such employee starting their employment with the Company, (II) an aggregate of no more than 150,000 options are issued in reliance on this exclusion and (III) the exercise price of such options is not less than 75% of the market price of the Common Stock on the date of issuance of such options.

(vi)        “Issuance Date” means the date on which this Warrant is issued to the Warrantholder as is set forth on the first page of the Warrant.

(vii)             “Option” means any rights, warrants or options to subscribe for or purchase or otherwise acquire Common Stock or Convertible Securities.

(viii)            “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(ix)              “Principal Market” means, with respect to any security, the principal securities exchange or trading market on which such security is traded.

(x)	“Securities Act” means the Securities Act of 1933, as amended.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.

UNITED ENERGY CORP.

By:___________________________

Name:

Title:

Attest:

Sign:______________________________

Print Name:

SUBSCRIPTION FORM

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

UNITED ENERGY CORP.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of United Energy Corp., a Nevada corporation (the “Company”), evidenced by the attached March 2005 Series B Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Warrant Price. The Warrantolder intends that payment of the Warrant Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________	a “Cashless Exercise” with respect to _______________ Warrant Shares (to the extent permitted by the terms of the Warrant).

2. Payment of Warrant Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By: _____________________________________

Name:

Title: